EDISON CONTROL CORPORATION
                                           140 ETHEL ROAD WEST
                                      PISCATAWAY, NEW JERSEY 08854

                                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                            December 3, 1996




TO THE SHAREHOLDERS OF EDISON CONTROL CORPORATION:


        You are cordially invited to attend the Annual Meeting of Shareholders of Edison Control Corporation ("the Company") which will be held on Tuesday, December 3, 1996 at 8:00 A.M. Eastern Time, at 1301 Avenue of the Americas, 34th Floor, New York, NY 10019-6013.

        The meeting and any adjournment thereof will consider and take action upon the following matters:

        (1)  To elect directors; and

        (2) To transact such business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on October 30, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The share transfer books will not be closed.

        YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE YOUR OWN SHARES.

        By order of the Board of Directors.



                                                        Jay J. Miller
                                                        Secretary





Piscataway, NJ
October 31, 1996





                                               EDISON CONTROL CORPORATION

                                                     PROXY STATEMENT

                                             ANNUAL MEETING OF SHAREHOLDERS
                                                    December 3, 1996


        This Proxy Statement is first being mailed to shareholders on or about October 31, 1996 in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Edison Control Corporation (the "Company"), to be held on December 3, 1996 at 8:00 A.M., Eastern Time, at 1301 Avenue of the Americas, 34th Floor, New York, NY 10019-6013, and at any adjournment thereof.

        The enclosed proxy is solicited by the Board of Directors of the Company. Each proxy properly executed and returned by a shareholder and not revoked will be voted in accordance with the shareholder's instructions thereon. Any proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Company notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted for the election of the directors.
The persons named as proxies intend to vote in accordance with their discretion on any other matters which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

        Only holders of record of the Company's Common Stock, $.01 par value, at the close of business October 30, 1996 are entitled to vote at the Annual Meeting. On that date, there were issued and outstanding 2,250,933 shares of Common Stock of the Company. Each outstanding share is entitled to one vote at the Annual Meeting.


                        MATTERS TO BE ACTED UPON

        1. Five (5) directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

        2. To transact such other business as may properly come before the Meeting or any adjournment thereof.









                                    SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                                                CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners


        Set forth below is certain information concerning each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock on October 22, 1996:


Name and Address of                             Number of Shares  Percent
Beneficial Owner                                        Owned     of Class (1)


William B. Finneran                                1,233,285 (1)<F1>   41.8%
World Financial Center
34 Floor
New York, NY 10281

Edco Partners                                        195,053            6.6%
950 17th St.
Suite 1600
Denver, CO  80202

Cramer Rosenthal McGlynn, Inc.                       168,300 (2)<F2>    5.7%
520 Madison Avenue
New York, NY  10022


<F1>
(1) Includes a currently exercisable Warrant to purchase 500,000 shares of Common Stock (See "Certain Transactions" herein) and currently exercisable stock options to purchase 60,000 shares, of which an option to purchase 25,000 shares expires November 25, 1996 and an option to purchase 35,000 shares expires June 4, 1998, but does not include 4,740 shares owned by two Uniform Gifts to Minors Act accounts, each account for the benefit of one of Mr. Finneran's children: Mr. Finneran disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.
<F2>
(2) Mr. Cramer, a Director of the Company, is affiliated with Cramer Rosenthal McGlynn, Inc.








Security Ownership of Management and Directors

        The following table sets forth as of October 22, 1996, information concerning the beneficial ownership of Common Stock by each Director of the Company and all Directors and Officers of the Company as a group:

Name of                                   Number of           Percentage
Beneficial Owner                        Shares Owned          of Class(1)

Gerald B. Cramer                           88,000 (2)<F2>         3.0%

John J. Delucca                            28,000 (2)<F2>         0.9%

William B. Finneran                     1,233,285 (1)<F1>        41.8%

Jay R. Hanamann                            33,333                 1.1%

Mary E. McCormack                         133,333 (3)<F3>         4.5%

Jay J. Miller                              18,000 (2)<F2>         0.6%

All Directors and
Officers as a group
 (6 in number)                          1,533,951                52.0%

<F1>
(1) Includes a currently exercisable Warrant to purchase 500,000 shares of Common Stock (See "Certain Transactions" herein) and currently exercisable stock options to purchase 60,000 shares, of which an option to purchase 25,000 shares expires November 25, 1996 and an option to purchase 35,000 shares expires June 4, 1998, but does not include 4,740 shares owned by two Uniform Gifts to Minors Act accounts, each account for the benefit of one of Mr. Finneran's children; Mr. Finneran disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.
<F2>
(2) Includes currently exercisable stock options to purchase 18,000 shares.
<F3>
(3) Includes a currently exercisable stock option to purchase 133,333 shares of Common Stock.

Change in Control

        The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.





                                                  ELECTION OF DIRECTORS

        The Board of Directors has fixed the number of Directors to be elected at the Annual Meeting at five. The shares represented by the proxies will be voted in favor of the election as Directors of the persons named below unless authority to do so is withheld. The Directors elected will hold office for a term of one year or until their respective successors are duly elected and qualify. If any nominee is not a candidate for election at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.
                                                               Director
Name                            Company Office(s)              Since      Age

William B Finneran              Chairman of the Board          1991       56
                                and Director

Gerald B. Cramer                Director (1)<F1>               1992       66

John J. Delucca                 Director (2)<F2>               1991       53

Mary E. McCormack               President, Chief Executive     1995       43
                                Officer and Director

Jay J. Miller                   Secretary and Director (1)<F1> 1991       63


<F1>
(1)     Member of the Compensation Committee.
<F2>
(2)     Member of the Audit Committee.

        William B. Finneran is a Managing Director of Oppenheimer & Co., Inc., an investment banking firm, with which he has been associated since 1972.
Mr. Finneran is a Director of Champion Beverage, Inc., a beverage manufacturer and retailer; Keystone Communications, Inc., a software development company; National Planning Association, a non-profit advisory board; and Covenant House, a non-profit charitable institution. Mr.
Finneran was elected Chairman of the Board of the Company in November, 1991.

        Gerald B. Cramer is co-founder and Chairman of Cramer Rosenthal McGlynn, Inc. With 40 years of investment experience, Mr. Cramer has the overall responsibility of CRM's investment policy and is a portfolio manager. Prior to co-founding CRM in 1973, he was a senior partner at Oppenheimer & Company. He earned a BS from Syracuse and attended the University of Pennsylvania Wharton Graduate School of Finance. Mr. Cramer is Chairman Emeritus of Glenayre Technologies, Inc. a telecommunications company which is traded on NASD. He also serves on the Boards of Oshap Technologies and Tecnomatix Technologies Ltd. In 1993, he became a director of the Glaucoma Foundation, and in May, 1995 he was elected to the Board of Trustees of Syracuse University. He also served as a Lieutenant in the United States Navy (Reserve).

        John J. Delucca is Senior Vice President and Treasurer of RJR Nabisco. Mr. Delucca was Chief Financial Officer of the Hascoe Association, a private investment company from January, 1991 to September, 1993, President and Chief Financial Officer for The Lexington Group from October, 1990 to January, 1991, Senior Vice President of Finance and Managing Director of the Trump Group from May, 1988 to October, 1990, and Senior Vice President of Finance for International Controls Corporation from April, 1986 to May, 1988. Mr. Delucca is a Director of Enzo Biochem, Inc., a genetic research and laboratory company and Kash N' Karry Food Stores, Inc., a Tampa,
Florida supermarket chain.

        Mary E. McCormack was appointed President and Chief Executive Officer of the Company on February 1, 1995. Prior to joining the Company, Ms. McCormack was a Managing Director of Beechtree Capital Partners, Inc., a boutique merchant banking firm which she co-founded in 1989. From 1983 to 1989, she served in a variety of capacities for the investment banking and brokerage firm of Advest, Inc, most recently as Vice President-Corporate Finance. Ms. McCormack is a Director of Star International Holdings, Inc., a manufacturer of commercial cooking appliances, and the Junior League of Central Westchester, a non-profit charitable institution.

        Jay J. Miller has been a practicing attorney in the State of New York for more than 30 years. Mr. Miller is a director of Total-Tel USA Communications, Inc., a provider of long distance telephone service, and Vestro Natural Foods, Inc., a specialty food manufacturer and distributor.
He is currently serving as Chairman of the Board of Gulf Resources Pacific Ltd., a New Zealand property company.

Board of Directors

        The Board of Directors held 3 meetings during the year ended December 31, 1995. From time to time, the Board conferred informally. All directors attended all meetings.

        The Company's Audit and Compensation Committees each held 1 meeting during 1995. The Board of Directors does not have a Nominating Committee. Directors who are not executive officers of the Company each receive an annual retainer of $5,000. Directors of the Company do not receive additional compensation for attendance at Board of Director meetings or committee meetings.

Required Shareholders' Vote

        Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock of the Company), the favorable vote of the holders of a plurality of the shares of the Company's stock present and voting at the Annual Meeting for the election of each nominee is required for his election.


                                                 EXECUTIVE COMPENSATION


        The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and other named executives, as well as the total compensation paid to each named executive for the Company's two previous fiscal years:


                                               SUMMARY COMPENSATION TABLE

Annual Compensation Long-Term Compensation
                                                        Other
                  All
                                                        Annual
Restricted        LTIP    Other
Name and                                                Compen-          Stock
       Optional    Pay-    Compen-
Principal Position      Year    Salary($)    Bonus($)   sation($)
Awards($)       SAR's(#)   outs($)   sation($)
William B. Finneran     1995     50,000      -0-          -0-            -0-
        -0-       -0-       -0-
Chairman                1994     50,000      -0-          -0-            -0-
        -0-       -0-       -0-
                        1993     50,000      -0-          -0-            -0-
        -0-       -0-       -0-

John M. Sanzo (1)<F1>   1995      -0-        -0-          -0-            -0-
        -0-       -0-       -0-
President               1994     28,077      -0-          -0-            -0-
        -0-       -0-       -0-
                        1993    100,962      -0-          -0-            -0-
        -0-       -0-       -0-

Mary E. McCormack(2)<F2>1995    136,731      -0-          -0-            -0-
        -0-       -0-
President and Chief     1994      -0-        -0-          -0-            -0-
        -0-       -0-       -0-
Executive Officer       1993      -0-        -0-          -0-            -0-

Jack V. Miller (3)<F3>  1995     88,488      -0-          -0-            -0-
        -0-       -0-       -0-
Chief Financial Officer 1994     81,876      -0-          -0-            -0-
        -0-       -0-       -0-
and Vice President      1993      -0-        -0-          -0-            -0-
        -0-       -0-       -0-
---------------

<F1>
(1)     Resigned as President June 17, 1994.
<F2>
(2) Joined the Company as President and Chief Executive Officer on February 1, 1995.
<F3>
(3)     Resigned as Chief Financial Officer on July 1, 1996.











Option/SAR Grants in Last Fiscal Year

There were no Options/SAR's awarded in the fiscal year ended December 31, 1995 except an incentive option to Mary E. McCormack for 200,000 shares.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table summarizes options and SAR's exercised during 1995 and presents the value of unexercised options and SAR's held by the named executive at December 31, 1995:
                                                           Number of
Value of
                                                           unexercised
unexercised
                                                         options/SAR's
options/SAR's
                         Shares                         at fiscal year
 at fiscal
                        acquired        Value             end (#)
year end ($)
                           on           realized        exercisable (E)/
exercisable (E)/
Name                    exercise        ($)            unexercisable (U)
unexercisable (U)
William B. Finneran       -0-            -0-               25,000 E
50,000 E (1)<F1>
                                                           35,000 E
70,000 E (1)<F1>

Mary E. McCormack         -0-            -0-               66,666 E
33,333 E (1)<F1>
                                                          133,334 U
66,667 U (1)<F1>

<F1>
(1) Value is calculated by subtracting the exercise price from the fair market value of the Common Stock on December 29, 1995 which was the last trade in 1995 as reported by NASDAQ.

Long-Term Incentive Plan-Awards in the Last Fiscal Year

        There were no long-term incentive plan-awards made by the Company during the year ended December 31, 1995.

Pension Plan
``
        The Company has no pension plan for employees, officers or directors.

Compensation Committee Report

        The Compensation Committee has submitted the following report for fiscal year 1995:

        Mr. William B. Finneran, Chairman of the Board, is not a full time employee of the Company; however, he devotes considerable time to portfolio management, the search for an acquisition and consideration of the Company's current business operation. For 1995, Mr. Finneran received compensation of $50,000, based upon his successful management of the Company's investment of its excess cash and his other efforts on behalf of the Company. In addition, he received an option during 1993 to purchase 35,000 shares at a price of $2.50 per share, 50% of which vested in 1994 and the balance in 1995. The Compensation Committee believes Mr. Finneran's renumeration is low given his experience and the results achieved.

        Ms. Mary E. McCormack was appointed President and Chief Executive Officer of the Company effective February 1, 1995, the date on which she was employed by the Company under a three year employment agreement. In addition to cash compensation, Ms. McCormack received an option to purchase an aggregate of 200,000 shares of the Company's Common Stock under the 1986 Stock Option Plan exercisable at $4.00 per share, of which 33% was vested on the date of grant and 33% each on February 1, 1996 and February 1, 1997, respectively. At the 1995 Annual Meeting, the shareholders approved the grant.

        Ms. McCormack's compensation package was heavily weighted to the incentive stock option to better identify her interests with those of the shareholders. Her cash compensation is considered to be in line with chief executive officers of comparably sized businesses. Her principal activities were identifying and negotiating an acquisition for the Company which was successfully achieved in June, 1996 with the acquisition of Construction Forms, Inc. and its affiliates.


                                                Respectfully submitted,


                                                Gerald B. Cramer
                                                Jay J. Miller


Certain Transactions

        In connection with the acquisition of Construction Forms, Inc. and its affiliates in June, 1996, Mr. William Finneran, Chairman of the Board and a principal shareholder of the Company, provided collateral to Bank Audi USA of New York to support a guarantee of repayment of the principal and interest on a long-term subordinated loan made by the Bank, the proceeds of which were utilized in the acquisition. Mr. Finneran's guarantee is limited to the value of the collateral. The foregoing arrangement was made by Mr. Finneran to reduce the Company's cost of borrowed funds from that which would have otherwise been available from an unaffiliated lender. In consideration of his providing such collateral, the Company issued to Mr. Finneran a ten year warrant to purchase 500,000 shares of the Company's
Common Stock exercisable at $1.60 per share. At the time the transaction was negotiated, the Company's Common Stock was quoted in the over-the-counter market at approximately $4.00 per share and on the date the acquisition was consummated, the closing sale price in said market for the Company's Common Stock was $7.50 per share. In approving the transaction, the Board of Directors received an opinion of Commonwealth Associates, an independent investment banking firm, that the Warrant issued to Mr.
Finneran for the limited guarantee and collateral was fair, from a financial point of view to the holders of the Company's Common Stock.





Stock Performance Graph

        The following table sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1995, as well as an overall stock market index (S&P 500 Index) and the Company's peer group index (S&P Electrical Equipment Industry Index):


















                            PROPOSALS OF SHAREHOLDERS FOR 1997 ANNUAL MEETING

        Proposals of shareholders intended to be presented for action at the 1997 Annual Meeting of Shareholders must be received at the Company's offices no later than May 15, 1997 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting. The terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 will apply to any such submission.


                                                      ANNUAL REPORT

        The Annual Report of the Company for the fiscal year ended December 31, 1995, including financial statements (the "Annual Report"), was mailed to shareholders on or about October 31, 1996. No part of such Annual Report shall be regarded as proxy soliciting material or a communication by means of which any solicitation was being or is to be made.


                                             INDEPENDENT PUBLIC ACCOUNTANTS

        Ernst & Young, which firm has served as auditor for the Company's fiscal year ended December 31, 1995, has indicated that it expects to have a representative present at the Annual Meeting. The representative will be afforded the opportunity to make a statement, if he desires, and will be available to appropriate shareholder questions.

                                                 VOTING AND SOLICITATION

        The solicitation of proxies in the accompanying form is made by the Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees, or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy material to their principals.

        As the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented at the meeting, but if any other matters properly come before the meeting, it is intended that the persons voting the accompany proxy will vote the shares represented thereby in accordance with their best judgment.

        It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States.



        By Order of the Board of Directors.




                                                        Jay J. Miller,
                                                        Secretary

October 31, 1996